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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):  NOVEMBER 5, 1997



                                   EVI, INC.
               (Exact name of registrant as specified in charter)



     DELAWARE                      1-13086                       04-2515019
(State of Incorporation)      (Commission File No.)          (I.R.S. Employer
                                                             Identification No.)



           5 POST OAK PARK, SUITE 1760,
                  HOUSTON, TEXAS                            77027-3415
     (Address of Principal Executive Offices)               (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


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                                     Page 1
                        Exhibit Index Appears on Page 10

ITEM 5.   OTHER EVENTS.

         On November 3, 1997, pursuant to the provisions of the Placement Agreement dated October 28, 1997 (the "Placement Agreement"), by and among EVI, Inc. (the "Company"), Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Lehman Brothers Inc., Prudential Securities Incorporated and Schroder & Co. Inc. (collectively, the "Initial Purchasers"), the Company issued and sold to the Initial Purchasers in a private placement an aggregate principal amount of $350 million of the Company's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures"). The Initial Purchasers resold the Debentures to various qualified institutional buyers, accredited investors and foreign investors in transactions exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Rule 144A and Regulation S thereunder. The Company also granted the Initial Purchasers a 30-day option to purchase up to $52,500,000 additional principal amount of the Debentures solely to cover over-allotments, if any.

         The Debentures (i) mature on November 1, 2027, (ii) bear interest at an annual rate of 5% payable on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1998, (iii) are convertible at any time after 90 days following the latest date of original issuance of the Debentures at a conversion price of $80 per share of common stock, $1.00 par value, of the Company (the "Common Stock"), (iv) are redeemable by the Company at any time on or after November 4, 2000 at redemption prices set forth in the Supplemental Indenture relating to the Debentures, and (v) are subordinated in right of payment of principal and interest to the prior payment in full of certain existing and future senior indebtedness of the Company. The terms of the Debentures are more fully described in the Indenture dated as of October 15, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee, as supplemented by the First Supplemental Indenture dated as of October 28, 1997 (the "Supplemental Indenture"), which such Indenture and Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, and are hereby incorporated herein by reference.

         Pursuant to a Registration Rights Agreement dated November 3, 1997, between the Company and the Initial Purchasers, the Company has agreed to file with the Securities and Exchange Commission within 180 days of the latest date of original issuance of the Debentures, to use its reasonable best efforts to cause to be declared effective within 90 days following the latest date of original issuance of the Debentures, a registration statement with respect to the resale of the Debentures and the underlying Common Stock. The Company will be required to pay liquidated damages to the holders of the Debentures or the underlying Common Stock under certain circumstances if the Company is not in compliance with its registration obligations. The terms and provisions of the Registration Rights Agreement are more fully described in the Registration Rights Agreement which is filed as Exhibit 99.1 and is hereby incorporated herein by reference.

         The net proceeds received by the Company from the sale of the Debentures, after deducting the expenses of the transaction, were approximately $340 million. Approximately $200 million of the net proceeds will be used to fund the Company's previously announced acquisitions of Trico Industries, Inc.("Trico"), BMW Monarch (Lloydminster) Ltd. ("BMW Monarch") and BMW Pump, Inc. ("BMW Pump"). The balance of the net proceeds are expected to be used for general corporate purposes, including future acquisitions and expansions. In addition, although the Company will have no obligation to do so, the Company may also use a portion of the net proceeds from the issuance and sale of the Debentures in connection with a possible refinancing of the Company's 10 1/4% Senior Notes due 2004.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following tables set forth certain summary pro forma condensed consolidated financial data of the Company giving effect to the issuance and sale of the Debentures. The unaudited Pro Forma Condensed Consolidated Statements of Income give effect to (i) the acquisition by the Company of Tubular Corporation of America ("TCA") on August 5, 1996, (ii) the acquisition by the Company of GulfMark International, Inc. ("GulfMark") and its assets of the date of acquisition on May 1, 1997 (the "GulfMark Retained Assets"), and
(iii) the issuance and sale of the Debentures as if these transactions had occurred on January 1, 1996. The unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the issuance and sale of the Debentures as if the transaction had occurred on June 30, 1997. The following summary pro forma condensed consolidated financial data and related notes thereto have been restated to reflect the Company's May 1997 two-for-one stock split. The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the dates reflected or that may be achieved in the future. The pro forma financial data does not give effect to the Company's proposed acquisitions of Trico, BMW Monarch or BMW Pump or various smaller acquisitions effected by the Company during 1997. This information should be read in conjunction with the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations contained in its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and the Company's, TCA's, and GulfMark Retained Assets' consolidated financial statements and related notes thereto previously filed.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                       OFFERING
                                                        HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                        ----------    -----------     ----------
Current assets:
  Cash and cash equivalents...........................  $  54,973      $339,600(a)    $  394,573
  Accounts receivable, net............................    161,138            --          161,138
  Inventories.........................................    228,092            --          228,092
  Prepaid expenses and other..........................     34,425           347(b)        34,772
                                                        ---------      --------       ----------
          Total current assets........................    478,628       339,947          818,575
                                                        ---------      --------       ----------
Property, plant and equipment, net....................    230,761            --          230,761
Goodwill, net.........................................    154,179            --          154,179
Other assets..........................................     32,777        10,053(b)        42,830
                                                        ---------      --------       ----------
                                                        $ 896,345      $350,000       $1,246,345
                                                        =========      ========       ==========

                            LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities:
  Short-term borrowings, primarily under revolving
     lines of credit..................................  $   7,400      $     --       $    7,400
  Current maturities of long-term debt................      7,774            --            7,774
  Accounts payable....................................    117,702            --          117,702
  Other accrued liabilities...........................     86,774            --           86,774
                                                        ---------      --------       ----------
          Total current liabilities...................    219,650            --          219,650
                                                        ---------      --------       ----------
Long-term debt........................................    138,468            --          138,468
Deferred income taxes, net............................     27,343            --           27,343
Other liabilities.....................................     25,044            --           25,044
5% Convertible Subordinated Preferred Equivalent
  Debentures..........................................         --       350,000(a)       350,000
Stockholders' investment:
  Common stock........................................     50,614            --           50,614
  Capital in excess of par............................    404,254            --          404,254
  Retained earnings...................................    191,740            --          191,740
  Foreign currency translation adjustment.............     (8,828)           --           (8,828)
  Treasury stock, at cost.............................   (151,940)           --         (151,940)
                                                        ---------      --------       ----------
          Total stockholders' investment..............    485,840            --          485,840
                                                        ---------      --------       ----------
                                                        $ 896,345      $350,000       $1,246,345
                                                        =========      ========       ==========

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  TCA HISTORICAL                          PRO FORMA ADJUSTMENTS
                                      EVI            FOR THE           GULFMARK       ------------------------------       EVI
                                   HISTORICAL    SIX MONTHS ENDED   RETAINED ASSETS             GULFMARK      THE          PRO
                                  CONSOLIDATED   JUNE 30, 1996(C)     HISTORICAL       TCA       MERGER     OFFERING      FORMA
                                  ------------   ----------------   ---------------   ------    --------    --------     --------
Revenues........................    $478,020         $28,260            $6,994        $   --    $    --     $     --     $513,274
                                    --------         -------            ------        ------    -------     --------     --------
Costs and expenses:
  Cost of sales.................     373,509          24,381             3,922           579(d)      --           --      402,391
  Selling, general and
    administrative attributable
    to segments.................      51,885           1,006             2,068           197(e)      --           --       55,156
  Corporate, general and
    administrative..............       6,339              --                --            --         --           --        6,339
                                    --------         -------            ------        ------    -------     --------     --------
                                     431,733          25,387             5,990           776         --           --      463,886
                                    --------         -------            ------        ------    -------     --------     --------
Operating income................      46,287           2,873             1,004          (776)        --           --       49,388
                                    --------         -------            ------        ------    -------     --------     --------
Other income (expense):
  Interest expense..............     (16,454)           (602)               --           602(f)      --      (17,845)(g)  (34,299)
  Interest income...............       2,163              --                --            --         --           --        2,163
  Other income (expense), net...        (450)           (742)            6,264           875(h)  (6,264)(i)       --         (317)
                                    --------         -------            ------        ------    -------     --------     --------
                                     (14,741)         (1,344)            6,264         1,477     (6,264)     (17,845)     (32,453)
                                    --------         -------            ------        ------    -------     --------     --------
Income (loss) before income
  taxes.........................      31,546           1,529             7,268           701     (6,264)     (17,845)      16,935
Provision (benefit) for income
  taxes.........................       7,041              34             2,472           245(j)  (2,192)(j)   (6,246)(j)    1,354
                                    --------         -------            ------        ------    -------     --------     --------
Income (loss) from continuing
  operations....................    $ 24,505         $ 1,495            $4,796        $  456    $(4,072)    $(11,599)    $ 15,581
                                    ========         =======            ======        ======    =======     ========     ========
Earnings per share from
  continuing operations.........    $   0.60                                                                             $   0.38(k)
Weighted average shares
  outstanding...................      40,706                                                                               41,298(k)

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  GULFMARK
                                                              RETAINED ASSETS
                                                             HISTORICAL FOR THE
                                                  EVI           THREE MONTHS
                                               HISTORICAL          ENDED           OFFERING         EVI
                                              CONSOLIDATED   MARCH 31, 1997(l)    ADJUSTMENTS    PRO FORMA
                                              ------------   ------------------   -----------    ---------
Revenues....................................    $376,108            $ 818          $     --      $376,926
                                                --------          -------          --------      --------
Costs and expenses:
  Cost of sales.............................     281,318              678                --       281,996
  Selling, general and administrative
     attributable to segments...............      39,072              688                --        39,760
  Corporate, general and administrative.....       3,509               --                --         3,509
                                                --------          -------          --------      --------
                                                 323,899            1,366                --       325,265
                                                --------          -------          --------      --------
Operating income............................      52,209             (548)               --        51,661
                                                --------          -------          --------      --------
Other income (expense):
  Interest expense..........................      (8,166)              --            (8,923)(g)   (17,089)
  Interest income...........................       3,408               --                --         3,408
  Gain on sale of marketable securities.....       3,352               --                --         3,352
  Other income (expense), net...............         763               --                --           763
                                                --------          -------          --------      --------
                                                    (643)              --            (8,923)       (9,566)
                                                --------          -------          --------      --------
Income (loss) before income taxes...........      51,566             (548)           (8,923)       42,095
Provision (benefit) for income taxes........      18,159              100            (3,123)(j)    15,136
                                                --------          -------          --------      --------
Income (loss) from continuing operations....    $ 33,407            $(648)         $ (5,800)     $ 26,959
                                                ========          =======          ========      ========
Earnings per share from continuing
  operations................................    $   0.73                                         $   0.59(k)
Weighted average shares outstanding.........      45,711                                           45,711(k)

                          NOTES TO PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
GENERAL

     The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available.

PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheet are described below:

          (a) To reflect the sale of the $350 million principal amount of the Debentures and the payment of approximately $10.4 million of related debt issuance costs.

          (b) To capitalize approximately $10.4 million of debt issuance costs related to the Debentures.

     The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

          (c) Reflects the results of TCA, which was acquired on August 5, 1996, from January 1, 1996, through June 30, 1996. Actual results of TCA are included in the Company's historical results from August 5, 1996.

          (d) Reflects an increase in depreciation expense associated with the assets of TCA, which was acquired on August 5, 1996 as a result of the $11.6 million fair value increase of property, plant, and equipment through the purchase price allocation. Such increase in property, plant, and equipment is being depreciated over an average life of ten years.

          (e) To record amortization expense relating to the estimated $15.8 million of excess of cost over fair value of tangible assets acquired in connection with the acquisition of TCA. Such excess of cost over fair value of net tangible assets acquired is being amortized over 40 years.

          (f) To reduce TCA's interest expense to reflect the Company's retirement of TCA's $7.7 million debt outstanding at the date of acquisition.

          (g) To adjust interest expense for the Debentures at the rate of 5% per annum and to record amortization expense of related debt issuance costs over the life of the Debentures.

          (h) To eliminate certain expenses incurred by TCA relating to the Company's acquisition of TCA. These expenses relate to amounts paid to an investment banking firm which represented TCA in the Company's acquisition of TCA.

          (i) To eliminate the $6,264,000 gain recorded in the GulfMark Retained Assets with respect to the sale by GulfMark of 600,000 shares of the Company's Common Stock in July 1996. The net proceeds from this sale were not received by the Company nor included in the GulfMark Retained Assets at the time of the acquisition of GulfMark by the Company.

          (j) To record the income tax provision (benefit) related to the effect of the pro forma adjustments at the statutory rate.

          (k) Pro forma weighted average shares outstanding reflect the average number of common shares outstanding for the period. The effect of the sale of the Debentures on fully-diluted earnings per share is anti-dilutive. At December 31, 1996, historical and pro forma shares of Common Stock outstanding, restated for the effect of the May 1997 two-for-one stock split, are 45,657,842. At June 30, 1997, historical and pro forma shares of Common Stock outstanding are 45,830,540.

          (l) Reflects the results of the GulfMark Retained Assets, which were acquired on May 1, 1997, from January 1, 1997, through March 31, 1997. Actual results of the GulfMark Retained Assets are included in the Company's historical results from May 1, 1997.

         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

         4.1     -   Indenture dated as of October 15, 1997, between EVI, Inc.
                     and The Chase Manhattan Bank, as Trustee.

         4.2     -   First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                     (including form of Debenture).

        99.1     -   Registration Rights Agreement dated November 3, 1997, by
                     and among EVI, Inc., Morgan Stanley & Co.  Incorporated,
                     Donaldson, Lufkin & Jenrette Securities Corporation,
                     Credit Suisse First Boston Corporation, Lehman Brothers
                     Inc., Prudential Securities Incorporated and Schroder &
                     Co. Inc.


ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Of the $350 million aggregate principal amount of Debentures issued and sold by the Company to the Initial Purchasers on November 3, 1997, $950,000 principal amount of the Debentures were sold for cash to various foreign institutional purchasers without registration under the Securities Act in reliance upon the exemptions afforded by Regulation S promulgated under the Securities Act. The Company received net proceeds of $923,875 from such sale.

         See Item 5 for additional information with respect to the Debentures and the issuance and sale thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EVI, INC.



Dated: November 5, 1997             /s/ Frances R. Powell
                                    ------------------------------------------
                                    Frances R. Powell
                                    Vice President, Accounting
                                    and Controller

                               INDEX TO EXHIBITS



       Exhibit
        Number                       Description
        ------                       -----------
        4.1      Indenture dated as of October 15, 1997, between EVI,Inc.
                 and The Chase Manhattan Bank, as Trustee.

        4.2 First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as
                 Trustee (including form of Debenture).

        99.1 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated,
                 Donaldson, Lufkin & Jenrette Securities Corporation,
                 Credit Suisse First Boston Corporation, Lehman Brothers
                 Inc., Prudential Securities Incorporated and Schroder & Co.
                 Inc.








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